PURCHASE AGREEMENT


     This Purchase Agreement ("Agreement") is dated for reference purposes on June 23, 2000 and is by and between MURDOCK COMMUNICATIONS CORPORATION, an Iowa corporation, (hereinafter "Murdock") and MCC ACQUISITION CORPORATION, an Iowa corporation and wholly owned subsidiary of Murdock on one hand ("Sellers") and JOHN RANCE, a single man, MICHAEL UPSHAW, a married man, and FERNANDO FICACHI, a married man (hereinafter "Buyers") on the other hand.

     At the Closing of this Agreement, the Buyers will be the holders in due course of all the "Earn Out Notes" between Murdock and all the following people and or trusts: Steve Rance; Gloria Rance, Trustee of the Rance Family Trust; Jeannie Rance; Jason Rance; Karri Rance Heredia; Angela Taylor; Gary Newton; Pamela Leary; David A. Coats & Terrell A. Coats, Trustees of the David A. Coats & Terrell A. Coats Revocable Trust; John Holderness, Trustee of the Holderness Family Trust.

     The  parties  agree  as  follows:

     1.     Purchase and Sale of Stock.  Subject to the terms of this Agreement,
            --------------------------
effective at midnight, Pacific Daylight Savings Time, June 30, 2000 (the "Closing Time"), Sellers hereby sell and transfer to Buyers and Buyers hereby purchase and accept, Sellers' 100% of the capital stock of Incomex, Inc., a California corporation (hereinafter the "Corporation") in return for the transfer and conveyance of (1) two-hundred fifty thousand (250,000) shares of common stock of Murdock. Further consideration for the sale of 100% of the capital stock of Incomex will be (2) the forgiveness of all intercompany payables due to the Corporation from Murdock, all employment compensation, the liabilities between Murdock and the Corporation and all remaining unpaid Earn Out Notes together with all accrued interest. The face value of the notes is agreed to be $684,919.00.

          (a) The balance sheet for the Corporation for the period ended May 31, 2000, is attached as Exhibit A. With the exception of the intercompany assets and liabilities, this balance sheet evidences the assets and liabilities that belongs to and are the responsibilities of the Corporation now and will remain the assets and liabilities of the Corporation after the transfer date. Other assets not specifically listed on the balance sheet and presently owned by the Corporation include but are not limited to its wholly owned subsidiary, Comunicaciones Internacionales de Mexico, S.A. de C.V., a Mexican corporation (hereinafter "CIM"), Intercommunicall S. de R.L. de C.V., its wholly owned subsidiary, the Writ owned by CIM, the rights, if any, in the newly acquired public pay phone permit, the rights to a return of a prepaid commission from the BD Costa Real group in the approximate amount of $98,150 USD, the pagare in the face amount of $1,000,000 due to be returned to the BD Costa Real by Alberta Stahl, the Chapter 7 Trustee of the Central District of the United States Bankruptcy Court, the alternate operator service business operated by Incomex and Intercommunicall in Mexico, the office leases in Cancun, Acapulco, D.F., Puerto Vallarta, Cabo San Lucas and Huntington Beach together with all the personal property located therein. These assets are to remain the property of the Corporation after the transfer of the shares of stock of the Corporation to buyers.

          (b) Prior to and as a condition of the closing, the Corporation will transfer to Murdock whatever rights the Corporation has, if any, in the form of a cancellation penalty in the approximate amount of $1,000,000 USD that might be recoverable from the BD Costa Real contract. However, the Buyers and Officers and Directors of Incomex, Inc., make no representation regarding the existence of rights therein. A copy of said assignment is attached hereto as Exhibit B.

     2.     Assumption  of  Liabilities  of  Incomex,  Inc.  Effective as of the
            ----------------------------------------------
Closing Time, the Corporation shall indemnify and hold harmless Sellers from all past, present and future claims, liabilities, obligations, debts and duties owed by the Corporation, arising from the operations and business of the Corporation.

     3.     Purchase  Price  and  Release.  The  consideration  for  the sale of
            -----------------------------
Sellers' interest in 100% of the capital stock of Corporation to Buyers, John Rance, Michael Upshaw and Fernando Ficachi is (a) 250,000 shares of common stock in Murdock, (b) the forgiveness of all intercompany payables due to the Corporation from Murdock, (c) the forgiveness all unpaid employment compensation, if any, and all employment agreements between the Buyers and Murdock are cancelled upon the closing of this Agreement, (d) the forgiveness of the liabilities between Murdock and the Corporation, (e) together with the forgiveness of all liability represented by promissory notes originally issued to the following parties and forgiveness of the accrued interest due thereon:

John  Rance     $255,441
Michael  Upshaw     $255,441
Fernando  Ficachi     with  a  remaining  balance  due  of  $9,315
Gloria  Rance  for  the  Rance  Family  Trust     $25,328
Steve  Rance     $27,483
Jeannie  Rance     $25,328
Jason  Rance     $2,154
Karri  Rance  Heredia     $8,443
Gary  Newton     $16,886
Pamela  Leary     $8,443
Angela  Taylor     $8,443


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
David  A.  Coats & Terrell A. Coats, Trustees of the David A. Coats & Terrell A.
Coats  Revocable  Trust     $16,886

Holderness  Family  Trust     $25,328

          As consideration for the transfer of Murdock stock and the forgiveness of the balances on the promissory notes together with the accrued interest, Buyers and former Incomex shareholders described directly above in this paragraph agree to release Sellers and hold them harmless and indemnify them from any obligation under or by virtue of those certain unsecured promissory notes described directly above in this paragraph.

          To the extent any prepaid commission is due to the Corporation from BD Costa Real in the approximate amount of ninety-eight thousand, one hundred and fifty dollars ($98,150) or any lesser amount, Sellers hereby agree that any such pre-paid commission shall be the property of the Corporation.

          The parties agree that Sellers have no right to return of the one million dollar ($1,000,000) pagare issued by BD Costa Real to Eilco, nor shall Sellers have any duty to return said pagare to BD Costa Real.

          (a) As additional consideration for the performance of the duties and obligations set forth herein, Sellers hereby forever release Buyers and each named former shareholder of the Corporation whose names are John Rance, Michael Upshaw, Fernando Ficachi, Steve Rance, Gloria Rance, Jeannie Rance, Jason Rance, Karri Rance Heredia, Angela Taylor, Gary Newton, Pamela Leary, David A. Coats, Terrell A. Coats, John Holderness, and Robert Upshaw (hereinafter "Former Shareholders of the Corporation") from any and all claims, known or unknown. This release shall constitute a full and final release by Buyers as to each named Former Shareholder of the Corporation, and includes a waiver of any and all benefits conferred under, and by virtue of California Civil Code Section 1542 which reads as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          (b) John Rance, Michael Upshaw and Fernando Ficachi specifically release Sellers from Sellers' obligation to pay them their "earn out rights," as defined in the stock purchase agreement between the Former Shareholders of the Corporation and Sellers and any possible salary bonus that might be payable, as defined in the employment agreements, and all employment agreements between the Buyers and Murdock are cancelled as of the date of

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
closing. Steve Rance, John Rance, Michael Upshaw and Fernando Ficachi do NOT release Murdock or its directors and employees of their duties and obligations and liability, if any, to repay to Steve Rance, the sum of $850,000, John Rance, the sum of $850,000, Michael Upshaw, the sum of $850,000, and Fernando Ficachi, the sum of $500,000, which sums are all due under the terms of the notes given to them by Murdock which are related to the Hartford Carlisle Bank loans.

          (c) Buyers hereby release Sellers and their directors and employees from any claim, with the exception of those rights retained in paragraph 3(b) above, and waive any right to bring a derivative suit against Sellers' present or former directors and/or employees arising prior to the Closing date of this Agreement which arose in connection with their duties, obligations and responsibilities as directors of seller corporations under the corporation law of California, Iowa or of the United States.

          (d) All of the Former Shareholders of the Corporation who retain any stock in Murdock after the Closing date of this Agreement, do not release Murdock's directors and employees from their ongoing duties, obligations and responsibilities as directors of Murdock under the corporation law of California, Iowa or of the United States to properly manage and direct Murdock and its subsidiaries inasmuch as they have relied and will continue to rely on the prudence and business judgment of Murdock's directors and employees to manage and direct Murdock in accordance with local regulations and applicable state and federal law.

          (e) Gloria Rance, Jeannie Rance, Jason Rance, Karri Rance Heredia, Angela Taylor, Gary Newton, Pamela Leary, David A. Coats, Terrell A. Coats and John Holderness hereby release the Sellers and their directors and employees from any and all claims and liabilities, including unknown claims, arising prior to the Closing date of this Agreement, including but not limited to claims which arose in connection their duties, obligations and responsibilities as directors and employees of Murdock under the corporation law of California, Iowa or of the United States.

               This release shall constitute a full and final release by the persons named in the preceding paragraph (e) as to Sellers and their directors and employees from any and all claims arising prior to the Closing date of this Agreement.

     4.     Sellers'  Representations.  Sellers  represent  and  warrant,  which
            -------------------------
representations shall be true as of the time of the transfer of title to the Stock that:

          (a) They own good and marketable title to the Corporation's stock they are transferring, free of any lien, encumbrance, lease, interest, proxy, voting trust or other cloud or restriction on title or marketability and they will deliver prior to the closing releases of any applicable UCC-1 filing;

          (b) They are under no restriction in entering into this Agreement, other than restrictions which have been waived or released, and the agreements attached to it and have consulted or have been given the opportunity to consult legal counsel of their choice before entering into this Agreement;

          (c) With the exception of Universal Service fees, which the parties do not believe apply to Incomex, the taxes on all the operations of Incomex are paid as of the date of closing of this Agreement;

          (d) They are aware of no actual or threatened lawsuit, administrative proceeding, judgment or threatened claim, unpaid taxes, including but not limited to Universal Service fees, against Incomex, Inc.;

          (e) They understand that no representations or warranties with respect to this transaction are made to one another except the representations and warranties contained in this Agreement;

          (f) They understand that David Stroud represents buyers and that Reinhart, Boerner, Van Deuren, etc. et al represents sellers, to which representation all parties hereby consent;

     5.     Buyers'  Representations.  Buyers  represent  and  warrant,  which
            ------------------------
representations shall be true as of the time of the transfer of title to the Stock that:

          (a) They own good and marketable title to the Murdock stock they are transferring, free of any lien, encumbrance, lease, interest, proxy, voting trust or other cloud or restriction on title or marketability and they will deliver prior to the closing releases of any applicable UCC-1 filing;

          (b) They are aware of no actual or threatened lawsuit, administrative proceeding, judgment or threatened claim against Incomex, Inc.;

          (c) They are under no restriction in entering into this Agreement and the agreements attached to it and have consulted with or have been given the opportunity to consult legal counsel of their choice before entering into this Agreement;

          (d) They understand that no representations or warranties with respect to this transaction are made to one another except the representations and warranties contained in this Agreement;

          (e) They are aware of no actual or threatened lawsuit, administrative proceeding, judgment or threatened claim, or any liability for unpaid taxes, including but not limited to Universal Service fees, against Incomex, Inc.;

          (f)     They  own all right, title and interest in the Earn Out Notes.

          (g) They understand that David Stroud represents Buyers and that Reinhart, Boerner, Van Deuren, et al represents Sellers, to which representation all parties hereby consent;

     6.     Closing.  The  closing  of  the  transactions  contemplated  by this
            -------
Agreement shall take place at the law offices of David Stroud, located at 4695 MacArthur Court, Suite 590, Newport Beach, CA 92660, at 10:00 a.m., on June 30, 2000. At the Closing, the parties shall execute this Agreement, sign and exchange endorsements and transfer respective stock certificates to Buyers, and Buyers shall deliver the promissory notes of the Former Shareholders of the Corporation to Sellers along with 250,000 shares of Murdock stock; and the Corporation shall deliver promissory notes in exchange for the Earn Out Notes to John Rance, Michael Upshaw, Fernando Ficachi, Steven Rance, Gloria Rance Trustee of the Rance Family Trust, Jeannie Rance, Jason Rance, Karri Rance Heredia, Angela Taylor, Gary Newton, Pamela Leary, David A. Coats & Terrell A. Coats, Trustees of the David A. Coats & Terrell A. Coats Revocable Trust and John Holderness, Trustee of the Holderness Family Trust. Then and thereafter the Closing Date, the parties shall cooperate to execute and deliver whatever documents are necessary to carry out the purposes of this Agreement. The closing will be deemed to be complete when the above stock transfers have been accomplished by the transfer agent Firstar Trust Company. David Stroud will hold all other executed documents in trust for the parties for delivery after the Closing Time. However, the documents will be deemed delivered and exchanged as of the Closing Time.

     7.     Miscellaneous.  This  Agreement shall be construed as if prepared by
            -------------
both parties even though it was prepared by one party. This Agreement contains the entire agreement of the parties and supersedes all previous agreements. This Agreement may be executed in one or more counterpart or signature pages each of which pages shall be deemed an original and together which shall constitute one instrument. No amendment, modification or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by all parties. This

Agreement is binding upon the parties, their successors and assigns. Each corporate officer signing this Agreement individually represents and warrants that such officer has the necessary corporate authority and approval to execute this Agreement on behalf of his or her corporate principal. Murdock and MCC herewith attach RESOLUTIONS of their respective BOARD OF DIRECTORS ratifying and affirming their authority to enter into this transaction with Buyers. Said Resolutions are attached hereto as Exhibits C and D. In any action, proceeding or arbitration to enforce or interpret this Agreement the losing party shall pay the prevailing party's reasonable attorneys fees. California law shall govern the interpretation of this Agreement. No covenant, condition, representation or warranty is made with the intention to benefit any person not a party hereto or to induce reliance by any person not a party hereto.

     8.     Forum.  Any  dispute  involving the enforcement or interpretation of
            -----
this agreement or any document delivered pursuant thereto shall be decided by in a proceeding in Orange County, California where the Corporation has its headquarters. Attorney fees and costs shall be awarded to the prevailing party or parties.

     9. Buyers and the corporation will provide to Murdock a balance sheet and income statement as of the Closing Date and will cooperate in providing such information as may be required by Murdock in connection with Murdock's filings with the Security and Exchange Commission.

     The parties have executed this Agreement to be effective as of the date first written above.


---------------------------------------
John  Rance,  Releasor/Buyer


---------------------------------------
Michael  Upshaw/Releasor/Buyer


---------------------------------------
Fernando  Ficachi,  Releasor/Buyer


---------------------------------------
Gloria  Rance  for  the  Rance  Family  Trust,  Releasor

---------------------------------------
Steve  Rance,  Releasor


---------------------------------------
Jeannie  Rance,  Releasor


---------------------------------------
Jason  Rance,  Releasor


---------------------------------------
Karri  Rance  Heredia,  Releasor


---------------------------------------
Gary  Newton,  Releasor


---------------------------------------
Pamela  Leary,  Releasor


---------------------------------------
Angela  Taylor,  Releasor


---------------------------------------
David A. Coats & Terrell A. Coats, Trustees of the David A. Coats & Terrell A. Coats
Revocable  Trust,  Releasor


---------------------------------------
John  Holderness,  Trustee  of  the  Holderness
Family  Trust,  Releasor



MURDOCK  COMMUNICATIONS,  INC.


By:  ---------------------------------------
     Eugene  Davis,  C.E.O.,  Seller/Releasor

MCC  ACQUISITION  CORP.


By:  ---------------------------------------
      Seller/Releasor

Its:---------------------------------------
     (Print  Title  of  signatory)

---------------------------------------
    (Print  Name  of  signatory)

                             ASSIGNMENT [Exhibit B]


Incomex, Inc. assigns the cancellation penalty, if any, under it's contract with B.D. Costa Real to Murdock Communications Corporation. This assignment is made prior to closing.



---------------------------     ---------------------------
JOHN  RANCE,                    DATE
Chief  Executive  Officer
Incomex,  Inc.